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                                                                   EXHIBIT 99(b)

                                 FIRST AMENDMENT
                                       TO
                   WSMP, INC. 1997 INCENTIVE STOCK OPTION PLAN


         THIS AMENDMENT, dated February 23, 1998, to the WSMP, Inc 1997 Incentive Stock Option Plan (the "Plan"):

         Pursuant to a resolution of its Board of Directors duly adopted on February 23, 1998, WSMP, Inc. hereby amends the Plan as follows:

         1. Section 3(a) is hereby amended by modifying the second sentence thereof, which presently reads as follows:

         The term "key employees" shall include officers, executives, supervisory personnel, and store managers, as well as other employees of the Company or a subsidiary corporation of the Company.

         so that after amendment, it shall read as follows:

         The term "key employees" shall include officers, executives, supervisory personnel, and store managers, as well as other employees of the Company or a subsidiary corporation of the Company; and shall include persons who would be key employees when hired but who have not yet become employees of the Company, and whose options are granted contingent upon becoming an employee.

         2. Section 4 is hereby amended by changing the number "500,000" to the number


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"1,000,000" in the third line thereof.

         3. Section 11 is hereby amended by changing the number "500,000" to the number "1,000,000" in the third line thereof.

         4. This amendment shall be effective as of the 23rd day of February, 1998, nunc pro tune.

         5. As herein modified, the Plan shall remain in full force and effect.

         This the 23rd day of February, 1998.

                                         WSMP, Inc.

                                         By: /s/ David R. Clark
                                             ----------------------------
                                                  ______ President
ATTEST:

/s/ James E. Harris
---------------------------------
_____ Secretary
(corporate seal)